AMENDMENT NO. 14
TO
REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 14 dated as of January 25th, 2010 (this "Amendment"), relating to the Loan Agreement referenced below, is by and among PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation (the "Borrower"), the Lenders from time to time parties thereto, and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders (in such capacity, the "Agent"). Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Loan Agreement (defined below).

WITNESSETH

WHEREAS, a credit facility has been previously extended to the Borrower pursuant to the terms of that certain Revolving Credit, Term Loan and Security Agreement dated as of December 22, 2000, as amended (as such may be amended, restated, supplemented and/or modified from time to time, the "Loan Agreement") among the Borrower, the Lenders identified therein, and the Agent;

WHEREAS, the Borrower has requested that certain provisions of the Loan Agreement be amended; and

WHEREAS, the parties have agreed to amend the Loan Agreement as set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments. The Loan Agreement is amended as follows:

(a) The definition of "Eurodollar Rate" in Section 1.2 is amended to read as follows:

" "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the higher of (A) 100 basis points (1.00%) or (B) the interest rate per annum (rounded upwards, if necessary, to the nearest 1/100of 1%) determined by Agent by dividing (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Agent which has been approved by the British Bankers' Association as an authorized information vendor the purpose of displaying rates at which US dollar deposits are offered by similar distributions and leading banks in the London interbank deposit market (an "Alternative Source"), at approximately 11:00 a.m., London time two (2) Business Days prior to the first day of such

Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error)) or an amount comparable to such Eurodollar Rate Loan and having a borrower date and a maturity comparable to such Interest Period by (Ii) a number equal to 1.00 minus the Reserve Percentage.

The Eurodollar Rate shall be adjusted with respect to any Eurodollar Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error."

(b) Section 2.6(b) is amended to read as follows:

"(b) Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit Borrower's Account as of the next Business Day following Agent's receipt of those items of payment, Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one (1) Business Day after (i) the Business Day Agent receives such payments via wire transfer or electronic depository check or (ii) in the case of payments received by Agent in any other form, the Business Day such payment constitutes good funds in Agent's account. Agent is not, however, required to credit Borrower's Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrower's Account for the amount of any item of payment which is returned to Agent unpaid."

(c) Section 13.1 is amended to read as follows:

"**13.1** __**Term**__. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until July 31, 2012 (the "__Termination Date__") unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon ninety (90) days' prior written notice upon payment in full of the Obligations. In the event that the Obligations are prepaid in full prior to the Termination Date (the date of such prepayment hereinafter referred to as the "__Early Termination Date__"), Borrower shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to one-half of one percent (0.50%) of the Total Financing Amount if the Early Termination Date occurs on or after January 25th, 2010 through and including August 4, 2010. No early

termination fee shall apply if the Obligations are prepaid in full after August 5, 2010."

2. Conditions Precedent. This Amendment shall be effective as of the date hereof upon the execution of this Amendment by the Borrower and the Required Lenders.

3. Representations and Warranties. The Borrower hereby represents and warrants in connection herewith that as of the date hereof (after giving effect hereto) (i) the representations and warranties set forth in Article V of the Loan Agreement are true and correct in all material respects (except those which expressly relate to an earlier date), and (ii) no Default or Event of Default has occurred and is continuing under the Loan Agreement.

4. Acknowledgments, Affirmations and Agreements. The Borrower (i) acknowledges and consents to all of the terms and conditions of this Amendment and (ii) affirms all of its obligations under the Loan Agreement and the Other Documents.

5. Loan Agreement. Except as expressly modified hereby, all of the terms and provisions of the Loan Agreement remain in full force and effect.

6. Expenses. The Borrower agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Agent's legal counsel.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

8. Governing Law. This Amendment shall be deemed to be a contract under, and shall for all purposes be construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

PERMA-FIX ENVIRONMENTAL SERVICES, INC.,
a Delaware corporation

By: [signature]
Name: B. NACCARATO
Title: CFO

LENDERS:

PNC BANK, NATIONAL ASSOCIATION,
in its capacity as Agent and as Lender

By: [signature]
Name: ALEX M. COUNCIL IV
Title: VICE PRESIDENT

CONSENTED AND AGREED TO:

SCHREIBER, YONLEY AND ASSOCIATES, INC.
PERMA-FIX OF FLORIDA, INC.
PERMA-FIX OF MEMPHIS, INC.
PERMA-FIX OF FT. LAUDERDALE, INC.
PERMA-FIX OF ORLANDO, INC.
PERMA-FIX OF SOUTH GEORGIA, INC.
PERMA-FIX OF MICHIGAN, INC.
DIVERSIFIED SCIENTIFIC SERVICES, INC.
INDUSTRIAL WASTE MANAGEMENT, INC.
EAST TENNESSEE MATERIALS & ENERGY CORPORATION
PERMA-FIX OF PITTSBURGH, INC.
PERMA-FIX NORTHWEST, INC.
PERMA-FIX NORTHWEST RICHLAND, INC.

By: [signature]
Name: B. NACCARATO
Title: CFO
of each of the foregoing entities